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                                                                       EXHIBIT 5



                        [BARNES & THORNBURG LETTERHEAD]



                                                                  March 28, 1997


WAVEPHORE, INC.
3311 North 44th Street
Phoenix, Arizona 85018

      Re:  Issuance of Common Shares
           -------------------------

Gentlemen:


        We have acted as special Indiana counsel to WavePhore, Inc., an Indiana corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended, relating to the registration and sale from time to time of up to an aggregate of 964,100 of the Company's Common Shares, without par value (the "Shares"), underlying the Company's warrants issued as of September 10, 1996 (the "Warrants").



        In rendering the opinions set forth herein, we have limited our factual inquiry to (i) reliance on a certificate of the Secretary of the Company, (ii) reliance on the facts and representations contained in the Registration Statement, including without limitation those relating to the number of the Company's Common Shares, without par value, which are authorized, issued or reserved for issuance upon exercise of the Warrants, and (iii) such documents, corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including without limitation a certificate issued by the Secretary of State of the State of Indiana dated March 25, 1997 attesting to the corporate existence of the Company in the State of Indiana.



        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinion expressed below, we have assumed that the Shares will conform, and that the Warrants do conform, in all material respects to the description thereof set forth in the Registration Statement.



        Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that, when the following events have occurred:



        (a) the Registration Statement has become effective under the Securities Act of 1933, as amended;






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WAVEPHORE, INC.
March 28, 1997
Page 2



        (b) the registration and delivery of the certificate or certificates evidencing the Shares have occurred; and



        (c) the Shares have been issued and sold upon the exercise of the Warrants in the manner specified in the Registration Statement and the Company has received the consideration therefor as described in the Registration Statement; then the Shares will be validly issued, fully paid and nonassessable.



        The foregoing opinion is limited to the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof), and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion is based on the laws in effect and facts in existence on the date of this letter, and we assume no obligation to revise or supplement this letter should the law or facts, or both, change.



        This opinion is intended solely for the use of the Company in connection with the registration of the Shares. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of Barnes & Thornburg; provided, however, that we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to Barnes & Thornburg contained in the Registration Statement.



                                Very truly yours,



                               /s/ Barnes & Thornburg







BARNES & THORNBURG